Exhibit 10.11

[***].  Confidential Treatment Requested — Certain information in this exhibit has been omitted and filed separately with the Commission.  Confidential treatment has been requested with respect to the omitted portions.

STRATEGIC ALLIANCE AGREEMENT

This Strategic Alliance Agreement is entered into as of September 25, 2006, (the “Effective Date”) by and between Pantech & Curitel Communications, Inc., a corporation organized and existing under the laws of the Republic of Korea with its principal place of business at 1451-34, Seocho-dong, Seocho-gu, Seoul, the Republic of Korea, (hereinafter called “P&C”) and UTStarcom Personal Communications LLC, a limited liability company organized and existing under the laws of the States of Delaware with its principal place of business at 555 Wireless Boulevard, Hauppauge, NY 11778, the United States of America (“UTStarcom”). P&C and UTStarcom may hereafter be referred to in this Agreement individually as a “Party” or collectively as the “Parties.”

1.             Exclusivity.

1.1          P&C hereby appoints UTStarcom as its exclusive distributor for the sale of Products, as defined in Article 3.1 below, in North America, Central America and South America except for Brazil (the “Territory”)..

1.2           Notwithstanding anything to the contrary in this Article 1, the Parties agree that P&C may continue to provide CDMA mobile handsets to [***] as well as [***] which are being sold through [***] and [***]. [***] will not offer any more models other than described in this agreement as long as this agreement remains effective.

1.3           UTStarcom will consider P&C as its preferred CDMA supplier.

1.4           UTStarcom agrees that P&C shall have the right to participate in Product planning discussions [***], as coordinated by UTStarcom. P&C will provide its representative at joint product planning meeting held from time to time to cover various Product planning related issues. The Party will provide the other Party with advance written notice of any such visits in sufficient time to allow the other Party to provide representation.

2.             Financial Contribution.

2.1           [***].

2.2           [***].

2.3           [***].

3.                                       Product.

3.1           The Products shall include [***], including but not limited to [***], and [***] for the Territory having carrier approval and competitive prices from P&C.

3.2           P&C shall be entitled to sell or distribute, during the Term, in the Territory any products that are not Products as defined in Article 3.1 of this Agreement.  Products defined in Article 3.1 expressly excludes any product operating in accordance with (1) [***] and (2) [***].

4.                                         Minimum Volume Guarantee.

4.1           Subject to 4.2 below, UTStarcom shall purchase from P&C a cumulative total of at least [***] units during the Term with following periodic minimum volume targets; (the “Minimum Volume”); provided however, that P&C shall provide a competitive product roadmap to UTStarcom which is acceptable to UTStarcom.

Period	Volume
Oct. 1st 2006 ~ Dec. 31st 2007	[***]
Jan. 1st 2008 ~ Dec. 31st 2008	[***]
Jan. 1st 2009 ~ Dec. 31st 2009	[***]

4.2           The Parties further acknowledge that the purchase of the Minimum Volume is subject to (a) the acceptable performance of the Products during trial by carriers and carrier final approval; and (b) competitive pricing, timely delivery and satisfactory quality.  If UTStarcom believes in good faith that these conditions are not met, UTStarcom shall provide written notice to P&C with a detailed basis for UTStarcom’s belief, including all supporting documentation.

4.3           Notwithstanding the above, the Parties acknowledge that the Minimum Volume is of paramount importance to the intended strategic alliance and in the event that UTStarcom fails to reach the periodic Minimum Volume stipulated in Article 4.1 during any period during the Term, provided all of the conditions of 4.2 above are successfully complied with, and without prejudice to any other rights P&C may have, P&C shall be entitled to make null and void the exclusivity provision in Article 1 above and otherwise embodied this Agreement.

5.                                         Price.

5.1           The price for the Products is based on one handset, one Standard Battery, one Charger and Manual and the individual price for the product shall be discussed and mutually agreed on a model by model basis.

6.                                         Payment Terms.

Except for the payment in Section 16 below, payment for Products for October, November and December, 2006, shall be as follows:  [***].

[***].

[***].

7.                                         Forecast / Order Placement.

7.1           UTStarcom will provide P&C with three (3) months firm purchase order and six (6) months non-binding rolling forecast of its estimated requirements for products.

7.2           The above firm purchase order and the non-binding rolling forecast shall be provided by the 10th of each month.

7.3           UTStarcom will update forecasts on a monthly basis or more frequently.

7.4           The purchase order shall be deemed to be confirmed in case P&C fails to notify UTStarcom of objection to such purchase order within 5 business days after receipt of it.

7.5           UTStarcom shall pay for any components purchased by P&C and any products in process as well as finished goods to fulfill the requirements of firm purchase orders placed by UTStarcom as stated in Section 7.1 above. For such components, UTStarcom shall, in its sole discretion, either (i) compensate based on the P&C’s purchase prices of the components, or (ii) ask P&C to complete them to be delivered to UTStarcom.  P&C, however, will use its best efforts to (1) reduce such purchased components by canceling orders and (2) utilize such items in manufacturing elsewhere.

8.                                         Delivery.

8.1           UTStarcom and P&C will work together to ensure maximum flexibility in order delivery. Product model will be shipped at CIP (IncoTerms 2000) to any port by air or sea freight, at UTStarcom’s option.

8.2           P&C will be responsible for air freight charges in case that P&C delivers the product after thirty (30) days from agreed delivery date on the confirmed purchase order.

8.3           In the event delivery is delayed more than forty five (45) days from agreed delivery date on the confirmed purchase order, UTStarcom will have the option to cancel or revise purchase order for the delayed product model.

9.                                         Marketing.

UTStarcom shall provide marketing information per each carrier to P&C every quarter. UTStarcom shall cause P&C to build up marketing channel with carriers directly and discuss for the entire product planning related issues.

10.                                  Development Fee.

If P&C and UTStarcom enter into a future written agreement to jointly develop a Product at UTStarcom’s initiation for distribution under this Agreement, and UTStarcom terminates the Product development due to causes not directly related to P&C’s performance, UTStarcom shall be obligated for expenses actually incurred by P&C in reasonable reliance on UTStarcom’s representations.

11.                                  Patent Protection/Indemnification.

11.1         P&C shall indemnify and hold UTStarcom harmless with respect to all liability, claims and expenses (including reasonable legal fees) incurred in connection with any action for any infringement, or claim of infringement, of any third party’s proprietary rights, patents, trade secrets, trademark or copyright (“Claims”) by the Products only where UTStarcom provides timely notice of such Claims.  Pursuant to this Article and in its own discrestion, P&C may compensate UTStarcom to defend against the Claims or independently defend the Products agains such Claims.  The obligation to indemnify UTStarcom shall exclude any misuse or modification of P&C’s proprietary rights, patents, or Products, and shall also exclude any claim based upon UTStarcom’s willful infringement.

11.2         P&C agrees to defend, indemnify and hold UTStarcom harmless for any claims, actions, lawsuits, or damages (including reasonable attorneys’ fees) resulting from breach of the warranties contained in this Agreement, only where UTStarcom provides timely notice of such breach of warranty.

12.                                  Left blank intentionally.

13.                                  Brand Name.

The brand name of the Products purchased by UTStarcom under this Agreement [***].

14.                                  Parts Allowance.

14.1         P&C shall provide [***] spare part of the product to UTStarcom in lieu of the warranty service for the product.  P&C shall not be responsible for any other warranty service (except any Epidemic Failure) for the product other than the supply of [***] spare part set forth in the preceding sentence. In the event the return rate of defective Product exceeds [***] of purchases, then UTStarcom shall receive additional parts necessary to provide to carriers, at no cost, if UTStarcom provides P&C detailed itemized information on the returned products, including but not limited to, failed part numbers and symptoms of failure.  Defective rate means the number of defective products (as measured by Product returned as defective under warranty or repaired by authorized service personnel) in any month divided by the average number of units shipped on a monthly basis during the previous [***].  UTStarcom shall submit to P&C detailed information of defective Product in a monthly report.

14.2         Except for Article 14.1, P&C shall invoice, on a quarterly basis, any spare parts provided to UTStarcom in accordance with market price at that time. P&C will continue to provide spare parts for such warranty service by UTStarcom after expiration of this Agreement.

14.3        P&C will provide [***] of purchases at no charge to UTStarcom for its carrier customers field replacement units (FRU), handset only from the models to be launched from 2007.

15.           Warranty.

15.1         P&C warrants that upon shipment to UTStarcom the Products are free from defects in material, workmanship and design under normal use and service and shall otherwise conform to the specifications, which shall be agreed by the Parties.

15.2         UTStarcom shall be responsible for the warranty services with respect to the product except any Epidemic Failure. Epidemic Failure shall mean the situation that would exist if [***] percent or more of the total units of the Products delivered to Buyer with the same production date code hereunder during the consecutive 2 months period demonstrates a defect in material workmanship and/or design, or fails to conform to this specification because of a identical cause except fault or negligence of the user, or shipper; or improper use of the Product. P&C’s responsibility for the Epidemic Failure is effective for [***] after shipment of the products.  P&C will be responsible for all costs and expenses in connection with the Epidemic Failure.

15.3         If P&C establishes its own warranty service facilities in UTStarcom’s exclusive territories for its product after expiration of this Agreement, UTStarcom will cooperate and assist P&C in this endeavor, provided P&C continues to provide spare parts to UTStarcom.

15.4         P&C also warrants that (in addition to those warranties implied by law) the Product together with the packaging, labeling and other material supplied by P&C shall (a) be free from defects caused by any reason, including but not limited to defects in the design, assembly or manufacture of the Products; (b) comply with the laws, rules, orders and regulations or applicable government authorities, including but not limited to all US laws and regulations affecting handsets; and (c) not infringe on any third parties’ proprietary rights, patents, trademarks or copyrights.

15.5         P&C will support UTStarcom and its carrier customers in performing warranty services on the Products by providing reasonable technical assistance, engineering support, training, service manuals, software, quality control, Interface testing, software upgrading equipment and schematics.

15.6         UTStarcom shall inspect and reject any defective Products within fifteen (15) days after the date of receipt of shipment to determine if they are dead on arrival (“DOA”).  For those Products founds to be DOA, P&C will replace with a brand new Product. Product found to be DOA must include the box and all accessories that were originally included with the Products. With respect to Product sold to carriers, if the Product is found to be defective within 30 days of sale to end-user, such Product shall be returned to P&C for replacement with new Product or credit.

16.                                  Inventory Purchase.

16.1         UTStarcom agrees to issue [***] firm purchase orders to P&C for the entire inventories listed below with delivery dates in [***] and [***].  Details of purchase price and shipment schedule are set forth in Attachment A, attached hereto and made a part hereof.  The total Purchase price for Products listed below shall be [***] net paid to the account designated by P&C by the end of business hours of September 28th, 2006 in Korean time.

Volume
Model	September	October	FOB	MDF
CDM-8920SP	[***] units	[***] units	[***]
CDM-8940VW (shipped)	[***] units		[***]
CDM-8940VW(stored in P&C)	[***] units		[***]
CDM-180VW	[***] units		[***]
CDM-8945VW	[***] units	[***] units	[***]
PC-5740VW		[***] units	[***]

16.2         Once the purchase is made for the entire inventories with the above prices, other than the indemnification and warranty obligations in Sections 11 and 15 above, P&C shall not have any additional responsibility whatsoever for the inventories and UTStarcom shall not ask for additional discount or MDF from P&C.

16.3         For whatever reason, if P&C fails to deliver the entire inventories stipulated in Article 16.1 by the end of October, P&C shall promptly refund the amount equivalent to the value of then-not-delivered inventories to UTStarcom.

17.                                  Non-Circumvention.

17.1        Except as otherwise provided herein, Pantech Wireless Inc. (“PWI”), and its affiliates, subsidiaries and related companies shall not directly or indirectly engage and solicit any CDMA Carriers defined in Article 17.2 within the Territory with regard to the sales of the Products as long as the exclusivity granted in Article 1 remains effective.

17.2        Under this Agreement, CDMA Carriers shall mean network operators, resellers and MVNOs based on CDMA whose definition is provided in Article 3.

18.                                  PWI Current Inventory Sales

Both Parties agree to engage in good faith discussion on the products handled by PWI in a separate agreement.  However, PWI shall not add any new models to their current product line for sales. Until separate agreement is entered, PWI will continue to sell the current inventory Product in the territory despite of Article 1.

19.                                  Agreement Term and Termination.

19.1         This Agreement shall be effective from the Effective Date of this Agreement, and shall continue in full force and effect for a period of Three (3) years or until terminated in accordance with the terms hereof (the “Term”). In the event UTStarcom fulfills its minimum purchase requirements, this Agreement may be renewed for an additional period of 1 year by the mutual agreement of the Parties.

19.2        Either Party shall have the right to terminate this Agreement at any time by giving written notice to the other Party if the other Party breaches any material provision of this Agreement, and if curable, fails to cure such breach within thirty (30) days after receiving a written notice to cure such breach.

19.3        In addition to all other rights or remedies provided in this Agreement or by law, either Party shall have the right to immediately terminate this Agreement if:  (1) the other Party becomes insolvent or makes a general assignment for the benefit of creditors; (2) the other Party admits in writing the inability to pay debts as they mature; (3) Any court (or similar body of law) appoints a trustee or receiver with respect to the other Party or any substantial part of the other Party’s assets; or (4) An action is taken by or against the other Party under any bankruptcy or insolvency laws or laws relating to the relief of debtors.

20.          Limitation of Liability; Governing Law.

20.1        Limitation of Liability. WITH THE EXCEPTION OF THE INDEMNITIES IN ARTICLE 11, NEITHER PARTY SHALL HAVE ANY LIABILITY FOR ANY LOSS OF PROFIT OR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR PUNITIVE DAMAGES OF ANY KIND; LOSS OF, OR DAMAGE TO, UTSTARCOM’S OR ANY END USER’S RECORDS OR DATA; OR LOSS OF REVENUE, LOSS OF BUSINESS OR OTHER FINANCIAL LOSS ARISING OUT OF OR IN CONNECTION WITH ANY PRODUCTS SOLD OR LICENSED BY P&C TO UTSTARCOM OR TO ANY END USER OF PRODUCTS, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

20.2        WITHOUT LIMITING THE FOREGOING, EACH PARTY’S TOTAL LIABILITY TO THE OTHER PARTY UNDER THIS AGREEMENT WILL BE LIMITED TO THE PAYMENTS MADE BY UTSTARCOM UNDER THIS AGREEMENT IN THE TWELVE (12) MONTHS IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO SUCH DAMAGES.

20.3        Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive laws, other than choice of law rules, of the State of California.  All disputes which may arise between the parties, out of or in relation to or in connection with this Agreement shall be finally settled by arbitration in Los Angeles, CA in accordance with procedural arbitration rules of ICC. The Parties hereto specifically consent to the jurisdiction and venue of the State of California with respect to any adjudication of any dispute between the Parties hereto, and the enforcement of any award or judgment against either of the Parties hereto resulting from such dispute.

21.          P&C shall ensure that the Products comply at all times with any and all United States federal, state and municipal statutes, laws, codes and regulations including any

Federal Communications Commission (“FCC”) regulations and any other governmental requirements of the countries in which UTStarcom sells and distributes the Products, that may apply to the content, composition, packaging, labeling, shipment and operation of the Products.

22.          Miscellaneous

22.1         If any term of this Agreement is declared invalid or unenforceable by a court of competent jurisdiction, such term shall be deemed deleted therefrom and the remaining terms shall continue in full force and effect.

22.2       Each Party relies on the other Party’s experience, knowledge and reputation as an inducement to enter this Agreement and agrees not to assign or transfer this Agreement without the prior written consent of the other Party, which shall not be withheld unreasonably.

22.3         This Agreement contains the entire understanding between the Parties and supersedes any prior agreements, written or oral, relating to this subject.

22.4         Any required notices hereunder shall be given in writing at the address of each Party set forth above, or in such other manner contemplated herein, and shall be deemed served when delivered or, if delivery is not accomplished by reason or some fault of the addressee, when tendered.

22.5         In all matters relating to this Agreement, UTStarcom and P&C shall act as independent contractors.  Except as may be otherwise expressly permitted hereunder, neither Party will represent that it has any authority to assume or create any obligation, expressed or implied, on behalf of the other Party, or to represent the other Party as agent, employee, or in any other capacity.  Neither Party shall have any obligation, expressed or implied, except as expressly set forth herein.

22.6         Upon termination of this Agreement, neither Party shall be discharged from any antecedent obligations or liabilities to the other Party under this Agreement.

22.7         Sections 11, 15, 20, 21 and 22 shall survive termination or expiration of this Agreement for any reason.

IN WITNESS WHEREOF, P&C and UTStarcom executed this Agreement as of the date first above written.

Pantech & Curitel		UTStarcom Personal
Communications, Inc.		Communications LLC

By:	/s/ Sung Kyu Lee	By:	/s/ Philip Cristopher
Name: Mr. Sung Kyu Lee		Name: Mr. Philip Christopher
Title: President and CEO		Title: President and CEO, UTStarcom Personal Communications

ATTACHMENT A

UTSTARCOM PCD

PANTECH - CURITEL

PROPOSED PURCHASES

SEPTEMBER - OCTOBER ‘06

		SEPTEMBER		OCTOBER
MODEL	FOB	QTY	VALUE	QTY	VALUE

CDM8920SP	[***]	[***]	[***]	[***]	[***]
CDM8940VW	[***]	[***]	[***]	[***]	[***]
CDM180VW	[***]	[***]	[***]	[***]	[***]
CDM8945VW	[***]	[***]	[***]	[***]	[***]
PC5740VW	[***]	[***]	[***]	[***]	[***]
TOTAL		[***]	[***]	[***]	[***]

TOTAL
MODEL	QTY	VALUE
CDM8920SP	[***]	[***]
CDM8940VW	[***]	[***]
CDM180VW	[***]	[***]
CDM8945VW	[***]	[***]
PC5740VW	[***]	[***]
TOTAL	[***]	[***]